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                                EXHIBIT NO. 21

                          SUBSIDIARIES OF THE COMPANY


                      SUBSIDIARIES OF PNB FINANCIAL GROUP
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At December 31, 1997, the only subsidiary of PNB Financial Group was Pacific
National Bank.